UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BEAM THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important notice Regarding the availability of proxy materials for the stockholder meeting to be hold on june 6 2023 your vote counts beam therapeutics inc 2023 annual meeting june 6 2023 11.30 am edt virtual meeting site:www.virtualshareholdermeeting.com/beam2023 you invested in beam therapeutics inc. and its time to vote you have the right to vote on proposals being presented at the annual meeting this is an important notice regarding the availability of proxy material for the stockholder meeting to be geld on june 6 2023.

get informed before you vote view the notice and proxy statemant and 2022 annual report online or you can receive a free paper or email copy of the material(s) by requesting prior to may 23 2023 if you would like to request a copy of the material(s) for this and/or future stockholder meetings you may(1) visite www.proxyvote.com (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com if sending an email please include your control number (indicated below) in the subject line. unless requested you will not otherwise receive a paper or email copy pv to view the proxy materials and to vote visit www.proxyvote.com control# smartphone users point your camera here and vote without entering acontrol number vote virtually at the meeting* vote on june 6 2023 11.30 amedt visit:www.virtualshareholdermeeting.com/beam2023 v09101-p89076 vote in advance of the meeting vote by june 5 2023 11:59 pm et visit www.proxyvote.com please check the meeting materials for any special requirements for meeting attendance beam therapeutics

beam therapeutics inc 238 main street cambridge ma 02142!v1.2

Vote at www.Proxy Vote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instruction on the reverse side to vote these important matters. Voting Item 1. Election of the following nominees as Class III Directors for there-year terms ending at out Annual Meeting of Stockholders to be held in 2026. Board Recommends Nominees: 1a. John Evans For 1b. John Maraganore, Ph D. For 2. Ratify the appointment of Deloitte & Touche LLP as out independent registered public accounting firm for our fiscal year ending December 31, 2023. For 3. Approve, on an advisory basis, the compensation of our named executive officers. For Note: The Proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponernent, or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings". V09102-P89076